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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
Date of Report (Date of earliest event reported):                         August 23, 2001
                                                                     -------------------------
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                            VERTEX INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)

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
              New Jersey                                  0-15066                                 22-2050350
--------------------------------------         -----------------------------            --------------------------------
(State or Other Jurisdiction                      (Commission File Number)                 (I.R.S. Identification No.)
     of Incorporation)


22 Audrey Place
Fairfield, New Jersey                                     07004
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(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code:                                   (973) 777-3500
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                                       N/A

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          (Former name or former address, if changed since last report)






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Item 5.  Other Events.

         On August 24, Vertex announced the execution of a definitive stock purchase agreement, pursuant to which Vertex will purchase all of the issued and outstanding capital stock of Plus Integration Supply Chain Solutions, BV (Plus Integration) in exchange for 40 million newly issued shares of Vertex common stock in a transaction intended to be a combination of equals.

        Resale of such shares is subject to certain lock-up restrictions that expire in full 18 months after the close of the transaction. The transaction is expected to close by December 31, 2001.

         Completion of the transaction is subject to certain conditions, including, among other things, approval by both companies' shareholders, and will not be binding upon Plus Integration until its shareholders have individually executed the stock purchase agreement, which executions are expected to be completed by September 10, 2001. In the case of Vertex, the agreement is subject to shareholder approval that is expected to occur by December 31, 2001, following the mailing of a proxy statement.

         Pursuant to the terms of the definitive acquisition agreement, the combined entity will retain the Vertex Interactive name and will continue to be headquartered in Fairfield, New Jersey. The Board of Directors of the new company is expected to be increased to 10 members, with equal representation for both entities.

         According to financial statements audited by PriceWaterhouseCoopers, Plus Integration reported revenues for the year ended December 31, 2000, of 117 million Guilders (approximately US$48 million), under Dutch GAAP*. For the six months ended June 30, 2001, unaudited revenues were 67 million Guilders (approximately US$28 million). Plus Integration currently anticipates full-year sales for the calendar year ended December 31, 2001, of approximately 160 million Guilders (approximately US$66 million). Following the planned combination, the pro-forma revenues for the calendar year ended December 31, 2001, are expected to be in the range of $120 million to $130 million.

         Plus Integration, a provider of supply chain management software and services, is headquartered in Haarlem, the Netherlands, and has operations in the Benelux countries, the United Kingdom and the U.S., where its operations are based in Morristown, N.J. Its principal stockholders include ABN-AMRO, Residex Venture Capital Network, NPM Venture Capital and Newion. Plus Integration's expertise is in three principal lines of business: 1) supply chain management software for the consumer packaged goods (CPG) industry, from the manufacturers through to the point of sale to the end user in the retail vertical; 2) transportation and logistics; and 3) business intelligence functionality focused on the supply chain. Plus Integration's customers today include most of the major pharmaceutical manufacturers based in the U.S., including Schering-Plough and Warner Lambert, as well as such household names as AT&T, Ericsson, Pepsico, BASF, Hewlett-Packard and Unilever and a number of the largest retailers in Europe, including Migros (Switzerland), AHOLD (the Netherlands) and Vendex KBB (the Netherlands). Plus Integration's partnerships include SAP, Siemens-Nixdorf, IBM, and Industri-Matematik.




------------------------


* Numbers are based on Dutch GAAP, which varies from U.S. GAAP in certain respects.



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         Plus Integration employs approximately 550 people, of whom about 100 are in the U.S., 40 are in the U.K. and the balance are in the Netherlands. In its most recent full-year period, Plus Integration generated about 60% of its sales from continental Europe, 25% from the U.S. and 15% from the U.K.




















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         Item 7(c)   Exhibits

               99.1  Vertex Interactive Press Release dated August 24, 2001
























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VERTEX INTERACTIVE, INC

                                     /s/  Raymond J. Broek
                                     ---------------------------------------
                                     Name:  Raymond J. Broek
                                     Title:  Vice President - Finance/Treasurer







DATED:  September 7, 2001











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